UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2014
CELLULAR DYNAMICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	001-36021 (Commission File Number)	26-1737267 (IRS Employer Identification No.)

525 Science Drive Madison, Wisconsin (Address of principal executive offices)	53711 (Zip Code)
Registrant’s telephone number, including area code: (608) 310-5100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2014, the Board of Directors of Cellular Dynamics International, Inc. (the “Company”) elected Susan A. Willetts as a “Class III” Director to fill a vacancy on the Board of Directors. Ms. Willetts will stand for election at the Company’s 2016 Annual Meeting of Shareholders. She also was appointed to the Audit Committee of the Company’s Board of Directors. Ms. Willetts was not selected as a director pursuant to any arrangement or understanding with any other person.

Ms. Willetts, age 59, has been an advisory director of Goldman, Sachs & Co. since July 2011. She was a Partner of Goldman, Sachs from 2002 to July 2011. She also served as a managing director of Goldman, Sachs from 1996 to 2002 and worked in their Investment Banking Division from 1989 to 1996. Ms. Willetts earned a BA from Dartmouth in 1977 and an MBA from Northwestern University in 1981.

Ms. Willetts will be eligible to receive compensation for her service on the Board of Directors and on the Audit Committee in accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”). In connection with her election as a director, on November 6, 2014, Ms. Willetts was granted a non-qualified stock option to purchase 3,836 shares of Company common stock at an exercise price equal to $7.50, the closing price of the Company’s common stock on the date of grant, for service from the date of election to the estimated date of the Company’s 2015 annual meeting of shareholder pursuant to the Policy. The stock option generally will vest in equal monthly installments over the six months from the date of grant. The description of the Policy is set forth in the Company’s proxy statement on Schedule 14A for its 2014 Annual Meeting of Shareholders as filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2014, which description is hereby incorporated by reference into this Current Report on Form 8-K.

In connection with Ms. Willetts' election as a director, the Company and Ms. Willetts entered into the Company’s standard indemnification agreement, the form of which was filed with the SEC as Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 3, 2013.

Ms. Willetts has no family relationships with any of the Company’s other directors or its executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release announcing the election of Ms. Willetts as a Company director, which is attached as Exhibit 99.1 to this report.

Item 9.01(d).	Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 12, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Dynamics International, Inc.
Date: November 12, 2014	By: /s/ Anna M. Geyso
Anna M. Geyso
Senior Vice President, General Counsel and Secretary